Exhibit 10.1
Summary of 2018 Bonus Program

The following is a summary description of the terms and conditions of the 2018 Bonus Program, under which quarterly bonuses may be paid to the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) (“NEOs”) as determined by the Board of Directors (“Board”) and the Compensation Committee of the Board (“Compensation Committee”). The 2018 Bonus Program is designed to align compensation with company and individual performance.
All Company employees, including NEOs, are eligible for quarterly performance bonuses under the 2018 Bonus Program, based on individual and company performance toward pre-approved goals. The quarterly bonus payout for each eligible employee is determined based on the employee’s eligible salary on a quarterly basis, multiplied by their bonus target (as a % of base salary), multiplied by a personal performance factor, multiplied by a company performance factor. The personal performance factor ranges from 0 to 1.2, and company performance factor ranges from 0 to 1. Quarterly bonus payouts may range from 0 to 150% of the figure yielded by the above formula, depending upon Company performance toward profitability targets in the applicable quarter. No quarterly bonuses are payable if any of the following occur: quarterly Company profit before taxes measured on a non-GAAP basis and not including projected bonus payments falls below $500,000; the company performance factor falls below .65 in the quarter; or, on an individual basis, if an employee fails to set approved goals for the quarter or achieves a personal performance factor of 0.
The Compensation Committee retains final discretion over and must approve all payments under the 2018 Bonus Program. The Compensation Committee may in its discretion award all or a portion of earned 2018 bonuses to NEOs and other employees in the form of restricted stock units. The Compensation Committee has the authority to make changes to the terms and conditions of the 2018 Bonus Program at any time.